SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage Fund -- Class A Shares
Fiscal period ending: 11-30-95
Inception date (if less than 10 years of performance): 3-25-86

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000
    $1,000

ERV =  Ending Redeemable Value   $1,589.71
$1,705.18                        $2,112.36

T   =  Average Annual
       Total Return              16.81%    18.43%       10.32%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $6,361,026

Expenses                         $728,789

Reimbursement                    --

Average shares                   91,253,242

NAV                              $9.51

Sales Charge                     4.75%

POP                              $9.98

Yield at POP                     7.53%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage -- Class B Shares
Fiscal period ending: 11-30-95
Inception date (if less than 10 years of performance): 5-6-94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A
    $1,000

ERV =  Ending Redeemable Value   $1,657.18   N/A       $1,673.36

T   =  Average Annual
       Total Return               15.94%      N/A      7.84%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,013,064

Expenses                         $398,311

Reimbursement                    --

Average shares                   28,966,853

NAV                              $9.49

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     7.15%

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Advantage Fund -- Class M Shares
Fiscal period ending: 11-30-95
Inception date (if less than 10 years of performance): 12-1-94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000


ERV =  Ending Redeemable Value   N/A       N/A          $1,672.40


T   =  Average Annual
       Total Return               N/A      N/A           16.72%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $141,607

Expenses                         $20,152

Reimbursement                    --

Average shares                   2,033,408

NAV                              $9.51

Sales Charge                     3.25%

POP                              $9.83

Yield at POP                     7.40%